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Exhibit (b)(1)

         FIRST SUPPLEMENTAL INDENTURE

between

LEVEL 3 COMMUNICATIONS, INC.

and

THE BANK OF NEW YORK MELLON

as Trustee

$500,000,000

15% Convertible Senior Notes due 2013

Dated as of [                                    ], 2008

Supplement to Indenture dated as of [                                    ], 2008
(Senior Debt Securities)

        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of [                                    ], 2008 is by and between Level 3 Communications, Inc., a Delaware corporation (the "Company"), and The Bank of New York Mellon, a New York banking corporation (the "Trustee"), as Trustee under the Indenture (defined below).

        WHEREAS the Company and the Trustee have as of [                                    ], 2008, entered into an indenture (as supplemented, the "Indenture"), providing for the issuance by the Company from time to time of its senior debt securities;

        WHEREAS Section 9.01 of the Indenture provides, among other things, that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may, without the consent of the Holders of Securities, enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series, including the provisions and procedures providing for the adjustment of conversion rights with respect to Securities convertible into Common Stock, or to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions;

        WHEREAS the Company desires to issue one series of convertible senior debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities under the Indenture, and has duly authorized the execution and delivery of this First Supplemental Indenture to modify the Indenture and to provide certain additional provisions as hereinafter described;

        WHEREAS the Company has requested that the Trustee enter into this First Supplemental Indenture for the purposes of establishing the terms of such convertible senior debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

        WHEREAS, concurrently with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel pursuant to Sections 3.03 and 9.03 of the Indenture and a reliance letter upon an opinion of counsel; and

        WHEREAS all conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

        NOW, THEREFORE, for and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

CREATION OF THE SECURITIES

        SECTION 1.1.    Designation of the Series.    Pursuant to the terms hereof and Sections 2.01 and 3.01 of the Indenture, the Company hereby creates a series of its convertible senior debt securities designated as the "15% Convertible Senior Notes due 2013" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

        SECTION 1.2.    Form of Securities.    The Notes will be issued in definitive form without coupons and the definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Indenture, as supplemented by this First Supplemental Indenture. The Stated Maturity of the Notes shall be January 15, 2013.

        SECTION 1.3.    Limit on Amount of Securities.    The aggregate principal amount of the Notes will not exceed $500,000,000 and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the Company Order, without further action by the Company.

        SECTION 1.4.    Ranking.    The Notes will be the Company's unsecured and unsubordinated obligations and rank equal in right of payment with all of the Company's existing and future unsecured and unsubordinated indebtedness.

        SECTION 1.5.    Certificate of Authentication.    The Trustee's certificate of authentication to be borne on the Notes shall be substantially as provided in the form of note attached hereto as Exhibit A.

        SECTION 1.6.    No Sinking Fund.    No sinking fund will be provided with respect to the Notes (notwithstanding any provisions of the Indenture with respect to sinking fund obligations).

        SECTION 1.7.    No Additional Amounts.    No Additional Amounts will be payable with respect to the Notes (notwithstanding any provisions of the Indenture with respect to Additional Amount obligations).

        SECTION 1.8.    Repayment at the Option of Holders.    There will be no right of repayment at the option of the Holders pursuant to Article Thirteen of the Indenture.

        SECTION 1.9.    Redemption of Securities.    There will be no right of redemption pursuant to Article Eleven of the Indenture.

        SECTION 1.10.    Definitions.    (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Indenture.

        (b)   Solely for purposes of this First Supplemental Indenture and the Notes, the following definitions of Section 1.01 of the Indenture are hereby amended in their entirety to read as follows:

          "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

          "Person" means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

          "Subsidiary" of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        (c)   Solely for purposes of this First Supplemental Indenture and the Notes, the following terms shall have the indicated meanings:

          "Acquired Debt" means, with respect to any specified Person, (a) indebtedness of any other Person existing at the time such Person merges with or into or consolidates with such specified Person and (b) indebtedness secured by a Lien encumbering any property acquired by such specified Person, which indebtedness in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

          "Change in Control" after the original issuance of the Notes means the occurrence of one or more of the following events:

            (a)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

            (b)   (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity) and (ii) a Termination of Trading shall have occurred; or

            (c)   the Company's consolidation or merger with or into any other Person, any merger of another Person into the Company, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary or one or more Permitted Holders) shall have occurred, other than (i) any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock and (B) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or (ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

            (d)   during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

            (e)   the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

          "Closing Sale Price" of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the Nasdaq Global Select Market or such principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not approved for trading on the Nasdaq Global Select Market or listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate. Closing Sale Price shall be determined without reference to extended or after hours trading.

          "Conversion Agent" means the Trustee or any other Person appointed by the Company to accept Notes presented for conversion.

          "Conversion Price" means $1,000 divided by the applicable Conversion Rate.

          "Conversion Rate" is defined in Section 15.04 of the Indenture as amended by this First Supplemental Indenture.

          "Designated Event" means the occurrence of a Change in Control or a Termination of Trading.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fair Market Value" has the meaning set forth in Section 15.05(f)(2) of the Indenture as amended by this First Supplemental Indenture.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by the Company or any of its subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

          "Permitted Holders" means the members of the Company's Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing

  "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Specified Indebtedness" means (a) the Company's 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012, 9% Convertible Senior Discount Notes due 2013 and (b) any indebtedness of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidences of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under Section 4(2) of the Securities Act or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act). For the avoidance of doubt, "Specified Indebtedness" shall not include indebtedness among the Company or its Subsidiaries or among Subsidiaries of the Company.

          "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on a U.S. national securities exchange.

          "Trading Day" means (a) if the applicable security is quoted on the Nasdaq Global Select Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national or regional securities exchange, a day on which the New York Stock Exchange or such other national or regional securities exchange is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

ARTICLE II

EVENTS OF DEFAULT

        SECTION 2.1.    Amendments to Article Five.    Article Five of the Indenture is amended in its entirety with respect to the Notes as follows:

          "SECTION 5.01.    Events of Default.    An "Event of Default" with respect to any Notes occurs if:

            (a)   the Company defaults in the payment of principal of, or premium, if any, on the Notes when due at maturity, upon repurchase, upon acceleration or otherwise; or

            (b)   the Company defaults in the payment of any installment of interest on the Notes when due (including any interest payable in connection with a repurchase pursuant to Section 10.06 or in connection with an Automatic Conversion pursuant to Section 15.12) and continuance of such default for 30 days or more; or

            (c)   (i) the Company defaults in the payment of the Designated Event Payment in respect of the Notes on the date therefor; or (ii) the Company fails to provide timely notice of any Designated Event in accordance with Sections 10.06 and 10.07; or

            (d)   the Company defaults (other than a default set forth in clause (a), (b) or (c) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice (specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder) from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; or

            (e)   a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a "Payment Default"), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or its foreign currency equivalent or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after receipt of written notice (specifying such default and requiring the Company to cause such Payment Default to be cured or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder) by the Company from the Trustee or by the Company and the Trustee from any Holder of Notes; or

            (f)    failure to pay a final, nonappealable judgment or final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company, which judgments remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $25,000,000 or its foreign currency equivalent; or

            (g)   the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                (i)  commences a voluntary case,

               (ii)  consents to the entry of an order for relief against it in an involuntary case,

              (iii)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (iv)  makes a general assignment for the benefit of its creditors, or

               (v)  makes the admission in writing that it generally is unable to pay its debts as the same become due; or

            (h)   a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

                (i)  is for relief against the Company or any Material Subsidiary in an involuntary case, and the order or decree remains unstayed and in effect for 90 days,

               (ii)  appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or

              (iii)  orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            (i)    The Company defaults with respect to its obligation to deliver when due all shares of Common Stock deliverable upon conversion of the Notes (including upon an Automatic Conversion (as defined in Section 15.12), which default continues for 5 Business Days.

          SECTION 5.02.    Acceleration.    If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (g) and (h) of Section 5.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If any Event of Default with respect to the Company specified in clause (g) or (h) of Section 5.01 occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Notes then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder of Notes.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration of the Notes and its consequences if all existing Events of Default (other than nonpayment of principal of, premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

          SECTION 5.03.    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 5.04.    Waiver of Past Defaults.    The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, and premium, if any, or interest on the Notes (other than the non-payment of principal of, and premium, if any, and interest on the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders of Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 5.05.    Control by Majority.    The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee shall have no duty or obligation (subject to Section 6.02) to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders; provided further, however that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

          SECTION 5.06.    Limitation on Suits.    A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

            (a)   the Holder gives to the Trustee notice of a continuing Event of Default;

            (b)   the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c)   such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d)   the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e)   during such 30-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 5.07.    Rights of Holders To Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Note shall not be impaired or affected without the consent of the Holder of a Note.

          SECTION 5.08.    Collection Suit by Trustee.    If an Event of Default specified in Section 5.01(a), (b) or (c)(i) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 5.09.    Trustee May File Proofs of Claim.    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.10.    Priorities.    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.07;

            SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

            THIRD: To the payment of the remainder, if any, to the Company.

          SECTION 5.11.    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 25% in principal amount of the then outstanding Notes.

          SECTION 5.12.    Restoration of Rights and Remedies.    If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.13.    Rights and Remedies Cumulative.    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.14.    Waiver of Usury, Stay or Extension Laws.    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

ARTICLE III

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

        SECTION 3.1.    Amendments to Article Eight.    Article Eight of the Indenture is amended in its entirety with respect to the Notes as follows:

          "SECTION 8.01.    When the Company May Merge, Etc.    The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any Person unless:

            (a)   either

                (i)  the Company shall be the surviving or continuing corporation, or

               (ii)  the Person formed by or surviving any such consolidation, merger or share exchange (if other than the Company) or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety:

                (1)   shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

                (2)   shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and interest, and premium, if any, on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed, including, without limitation, modifications to rights of Holders to cause the repurchase of Notes upon a Designated Event in accordance with Section 10.06 and conversion rights in accordance with Section 15.06 to the extent required by such Sections;

            (b)   immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

            (c)   the Company or such successor Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          For purposes of this Section 8.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 8.02.    Successor Corporation Substituted.    Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 8.01, the successor Person formed by such consolidation or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

          SECTION 8.03.    Purchase Option on Change of Control.    This Article Eight does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 10.06."

ARTICLE IV

SUPPLEMENTAL INDENTURES

        SECTION 4.1.    Amendments to Article Nine.    (a) Section 9.01 is hereby amended with respect to the Notes by deleting the "." from the end of clause (10) thereof and substituting "; or" in its place and by adding the following to the end thereof:

       "(11)  to provide for the assumption of our obligations to Holders of Notes in the Indenture as supplemented by Article III of the First Supplemental Indenture; or

         (12)  to provide for conversion rights or repurchase rights of Holders of Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Section 8.01 or 15.06; or

         (13)  to reduce the Conversion Price; or

         (14)  to add guarantees with respect to the Notes; or

         (15)  to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA."

        (b)   Section 9.02(1) is hereby amended in its entirety with respect to the Notes to read as follows: "(1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, including Defaulted Interest, any Note; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof or alter the provisions of this Indenture with respect to the purchase of the Notes at the option of the Holders upon a Designated Event in a manner adverse to the Holders thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 10.05 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment at the option of the Holder of any Note, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of purchase at the option of the Holder, on or after the Designated Event Purchase Date), or"

        (c)   Section 9.02(4) is hereby amended with respect to the Notes by deleting the "." from the end of such clause and substituting a ", or" in its place and by adding the following to the end thereof:

         "(5)  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration) or of a Designated Event Payment; or

          (6)   make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes; or

          (7)   make any adverse change to the abilities of Holders of Notes to enforce their rights under this Indenture; or

          (8)   except as permitted by this Indenture (including Section 9.01(9)), increase the Conversion Price, or modify the provisions of this Indenture relating to conversion of the Notes in a manner adverse to the Holders thereof or otherwise impair the right of Holders to convert their Notes, upon the terms established pursuant to or in accordance with the provisions of this Indenture."

ARTICLE V

PURCHASE AT OPTION OF HOLDERS UPON A DESIGNATED EVENT;
LIMITATION ON LIENS

        SECTION 5.1.    Amendment to Article Ten.    Article Ten is amended by adding to the end the following new Sections 10.06 through Section 10.13, in each case with respect to the Notes to read as follows:

          "SECTION 10.06.    Purchase of Notes at Option of the Holders upon a Designated Event.    (a) Following a Designated Event, the Company shall notify the Holders of Notes in writing of such occurrence and shall make an offer (the "Designated Event Offer") to repurchase all Notes then outstanding at a repurchase price in cash (the "Designated Event Payment") equal to 100% of the principal amount thereof, plus (subject to the following sentence) accrued and unpaid interest to, but excluding, the Designated Event Purchase Date (as defined below). If such Designated Event Purchase Date is after a Regular Record Date or a Special Record Date but on or prior to the corresponding Interest Payment Date or a Defaulted Interest payment date, however, then the Company shall pay the interest payable on such date to the Person in whose name the Note is registered at the close of business on the relevant Regular Record Date or Special Record Date.

          (b)   Notice of a Designated Event shall be mailed by or at the direction of the Company to the Holders of Notes as specified in Section 10.07. During the period specified in such notice, Holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for the Designated Event Payment. Payment shall be made by the Company in respect of Notes properly tendered pursuant to this Section 10.06 on a Business Day specified by the Company (the "Designated Event Purchase Date") which shall be no earlier than 20 Business Days and no later than 30 Business Days after the date of the notice given pursuant to Section 10.07.

          SECTION 10.07.    Notice of Designated Event; Designated Event Purchase Notice.

          (a)   Within 30 days after the occurrence of a Designated Event, the Company, or, at the written request and expense of the Company within 30 days after such occurrence, the Trustee, shall give to all Holders notice of the occurrence of the Designated Event and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Designated Event Purchase Notice to be completed by the Holder and shall state:

            (1)   briefly, the events causing a Designated Event and the date of such Designated Event;

            (2)   the date by which the Designated Event Purchase Notice pursuant to this Section 10.07 must be given;

            (3)   the Designated Event Purchase Date;

            (4)   the Designated Event Payment;

            (5)   the name and address of the Paying Agent and the Conversion Agent;

            (6)   that Notes as to which a Designated Event Purchase Notice has been given may be converted pursuant to the Indenture only if the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (7)   that Notes must be surrendered to the Paying Agent to collect payment;

            (8)   that the Designated Event Payment for any Note as to which a Designated Event Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Designated Event Purchase Date and the time of surrender of such Note as described in (7) above;

            (9)   briefly, the procedures the Holder must follow to exercise rights under Section 10.06;

           (10)  briefly, the conversion rights of the Notes, including the Conversion Rate and any adjustments thereto, including, if such Designated Event constitutes a Change in Control described in clause (b) or (c) in the definition thereof, whether any Additional Shares (as defined in Section 15.01) will be issued by the Company to Holders of Notes who convert their Notes in connection with such Change in Control;

           (11)  the procedures for withdrawing a Designated Event Purchase Notice;

           (12)  the CUSIP number of the Notes;

           (13)  that, unless the Company defaults in making the Designated Event Payment, any Note accepted for purchase pursuant to the Designated Event Offer shall cease to accrue interest on the Designated Event Purchase Date and no further interest shall accrue on or after such date; and

           (14)  that in the case of a Designated Event Purchase Date that occurs after a Regular Record Date or Special Record Date and on or prior to the corresponding Interest Payment Date or Defaulted Interest payment date, the interest due on such date shall be paid to the Holder of such Note at the close of business on the relevant Regular Record Date or Special Record Date.

          (b)   A Holder may exercise its rights specified in Section 10.06 hereof upon delivery of a written notice of purchase (a "Designated Event Purchase Notice") to the Paying Agent prior to the Designated Event Purchase Date, stating:

            (1)   the certificate number, if any, of each Note, if any, which the Holder will deliver to be purchased;

            (2)   the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

            (3)   that such Note shall be purchased pursuant to the terms and conditions specified on the reverse side of the Notes and in this Indenture;

          provided, however, that if the Notes are not in certificated form, a Holder's Designated Event Purchase Notice must comply with the applicable Depositary procedures.

          The delivery of such Note to the Paying Agent prior to the Designated Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Payment therefor; provided, however, that such Designated Event Payment shall be so paid only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this Section 10.07, a portion of a Note so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 10.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 10.07.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Purchase Notice contemplated by this Section 10.07(b) shall have the right to withdraw such Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.08.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

          SECTION 10.08.    Effect of Designated Event Purchase Notice.    Upon receipt by the Paying Agent of the Designated Event Purchase Notice specified in Section 10.07, the Holder of the Note in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Designated Event Payment with respect to such Note. Such payment shall be paid to such Holder, subject to receipt of consideration for the Notes by the Paying Agent, promptly following the later of (x) the Designated Event Purchase Date with respect to such Note (provided the conditions in Section 10.07, as the case may be, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 10.07, as the case may be. Notes in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date specifying:

            (a)   the certificate number, if any, of each Note in respect of which such notice of withdrawal is being submitted;

            (b)   the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

            (c)   the principal amount, if any, of each such Note which remains subject to the original Designated Event Purchase Notice and which has been or will be delivered for purchase by the Company;

          provided, however, that if the Notes are not in certificated form, a Holder's notice of withdrawal must comply with the applicable Depositary procedures.

          There shall be no purchase of any Notes pursuant to Section 10.06 if there has occurred (prior to, on or after, as the case may be, the giving by the Holders of such Notes of the required Designated Event Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Notes) in which case, upon such return, the Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          SECTION 10.09.    Deposit of Designated Event Payment.    Prior to 11:00 a.m. (New York City time) on the Designated Event Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Designated Event Payment of all the Notes or portions thereof which are to be purchased as of the Designated Event Purchase Date.

          If the Trustee or other Paying Agent appointed by the Company holds cash sufficient to pay the aggregate Designated Event Payment of all the Notes or portions thereof that are to be purchased as of the Designated Event Purchase Date, on or after the Designated Event Purchase Date (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue and (iii) all other rights of the Holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Designated Event Payment upon delivery of the Notes.

          SECTION 10.10.    Notes Purchased in Part.    Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

          SECTION 10.11.    Covenant to Comply with Securities Laws upon Purchase of Notes.    In connection with any offer to purchase or purchase of Notes under Section 10.06 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 10.06 to be exercised in the time and in the manner specified in Section 10.06 and 10.07.

          SECTION 10.12.    Repayment to the Company.    The Trustee and the Paying Agent shall return to the Company any cash or other consideration that remains unclaimed as provided in the Notes, together with interest, if any, thereon, held by them for the payment of the Designated Event Payment; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 10.09 exceeds the aggregate Designated Event Payment of the Notes or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date then promptly after the Business Day following the Designated Event Purchase

  Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

          SECTION 10.13.    Limitation on Liens.    The Company will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the issue date of the Notes or thereafter acquired, without making effective provision for securing the Notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes, prior to) the obligations so secured for so long as such obligations are so secured. The Lien, if granted, to secure the Notes may also secure obligations in addition to Specified Indebtedness. Any Lien created to secure the Notes pursuant to this Section 10.13 may provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the full and unconditional release and discharge of the Lien securing the Specified Indebtedness and that the Holders of some or all of such Specified Indebtedness may exclusively control the disposition of property subject to such Lien.

          The foregoing restrictions in this Section 10.13 shall not apply to (a) Liens to secure Acquired Debt; provided, however, that (i) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (ii) such Lien does not extend to or cover any other property; and (b) Liens to secure indebtedness incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (a) or this clause (b) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of indebtedness so secured is not increased."

ARTICLE VI

COMPANY REPORTS

        SECTION 6.1.    Amendments to Article Seven.    Section 7.03 of the Indenture is amended in its entirety with respect to the Notes as follows:

          "SECTION 7.03.    Reports by Company.    (a) For so long as the indentures governing any of the Company's outstanding 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012 or 9% Convertible Senior Discount Notes due 2013 contain a provision with respect to the Company's obligation to file with the Trustee certain information, documents and reports that are substantially identical to the requirements set forth below in this Section 7.03(a), the Company will:

            (1)   file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections of the Exchange Act, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (2)   file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3)   transmit by mail to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          (b)   From and after the date on which Section 7.03(a) is no longer applicable to the Company with respect to the Notes, the Company shall file with the Trustee and the Commission such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is actually filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates)."

ARTICLE VII

CONVERSION OF SECURITIES

        SECTION 7.1.    Applicability of Conversion Provisions.    Pursuant to Section 3.01(24) of the Indenture, the Notes will be convertible in accordance with the provisions of, and pursuant to, Article Fifteen of the Indenture, as amended hereby, and the definitive form of the Notes; provided, however, that, prior to any conversion, any applicable governmental consents have been received by the Company or the Holder.

        SECTION 7.2.    Amendments to Article Fifteen.    Article Fifteen is amended in its entirety with respect to the Notes to read as follows:

          "SECTION 15.01.    Right To Convert.    Subject to and upon compliance with the provisions of this Indenture, each Holder of Notes shall have the right (upon delivery to the Company of the HSR Certificate (a form of which is attached to the Notes)), at his or her option, at any time on or before the close of business on the Stated Maturity date (except that, with respect to any Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate at the close of business on the Business Day immediately preceding the Designated Event Purchase Date (unless the Company defaults in the payment due upon repurchase or such Holder elects to withdraw the submission of such election to repurchase in accordance with Section 10.08)) to convert the principal amount of any Note held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.02. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder of Notes has converted his or her Notes to Common Stock, and then only to the extent such Notes are deemed to have been converted to Common Stock under this Article Fifteen.

          If a Change in Control described in clause (b) or (c) of the definition thereof occurs, then the Conversion Rate per $1,000 principal amount of Notes otherwise in effect in respect of Notes for which a conversion notice is received by the Conversion Agent during the period beginning 10 Trading Days before the anticipated Effective Date (as defined below) of the Change in Control and ending at the close of business on the Trading Day immediately preceding the related Designated Event Purchase Date shall be increased by the amount (the "Additional Shares"), if any, determined by reference to the table below, based on the Effective Date of such Change in Control and the Stock Price of such Change in Control; provided, however, that the Company shall not be required to pay the Additional Shares if a Change in Control described in clause (c) of the definition of Change in Control occurs and at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the NYSE Alternext or approved for trading on a Nasdaq market and as a result of such transaction or transactions the Notes become convertible solely into such common stock and other consideration payable in such transaction or transactions. The Company will mail a notice to Holders and issue a press release no later than 20 Business Days prior to the anticipated Effective Date of such anticipated Change in Control.

          The number of Additional Shares will be determined by reference to the table below and is based on the date on which the Change in Control becomes effective (the "Effective Date") and the price (the "Stock Price") paid per share of Common Stock in the transaction constituting the Change in Control. If holders of the Common Stock receive only cash in the transaction constituting the Change in Control, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price shall be equal to the average of the Closing Sale Price over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

          The following table sets forth the Additional Shares, if any, issuable upon conversion of each $1,000 principal amount of Notes in connection with such a Change in Control for each Stock Price and Effective Date set forth below.

Additional Shares

	Effective Date
Stock Price on Effective Date	On or before January 15, 2009	January 15, 2010	January 15, 2011	January 15, 2012	January 15, 2013
$0.87	593.8697	593.8697	593.8697	593.8697	593.8697
$1.00	484.0124	452.7214	444.4444	444.4444	444.4444
$1.25	347.2444	313.6596	274.2036	244.4444	244.4444
$1.50	261.6078	231.3678	189.6671	139.2131	111.1111
$1.75	202.2347	177.3582	139.2799	84.3673	15.8730
$2.00	157.8529	138.5164	106.5924	55.2309	0.0000
$2.25	122.8267	108.4227	83.1916	39.5227	0.0000
$2.50	94.0600	83.7336	64.7528	30.2024	0.0000
$2.75	69.7750	62.6677	49.1055	23.4888	0.0000
$3.00	49.0634	44.4091	35.3288	17.6264	0.0000
$3.50	17.4062	15.8687	13.0099	7.0350	0.0000
$4.00	0.0000	0.0000	0.0000	0.0000	0.0000

          If actual Stock Prices on the Effective Date are not set forth on the table above and:

              (i)  if the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the number of Additional Shares will be determined by a straight-line interpolation between the adjustment amounts set forth for such two Stock Prices or such two Effective Dates on the table based on a 360-day year, as applicable;

             (ii)  if the Stock Price on the Effective Date equals or exceeds $4.00 per share (subject to adjustment as described below), no Additional Shares will be issued upon conversion; and

            (iii)  if the Stock Price on the Effective Date is less than $0.87 per share (subject to adjustment as described below), no Additional Shares will be issued upon conversion.

          The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 15.05 hereof.

          Notwithstanding the foregoing, in no event will the Conversion Rate exceed 1,149.4252 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the manner set forth in Section 15.05 hereof.

          SECTION 15.02.    Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.    To exercise, in whole or in part, the conversion privilege with respect to any Note, the Holder of such Note shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 10.02, accompanied by the funds, if any, required by the last paragraph of this Section 15.02, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to such office or agency that the Holder of Notes elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.07. If the Notes are not in certificated form, the Holders may exercise their right of conversion by complying with the applicable Depositary procedures. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder of Notes or his or her duly authorized attorney. The Holder of such Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Note.

          As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue the number of full shares of Common Stock (including any full shares as a result of rounding fractional shares up to a full number of shares pursuant to Section 15.03) issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article Fifteen and a check or cash (which payment, if any, shall be paid no later than three Business Days after satisfaction of the requirements for conversion set forth above) in respect of any fractional interest in respect of a share of Common Stock, pursuant to

  Section 15.03. Shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. In case any Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 3.03, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

          Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date (the "Conversion Date") on which the requirements set forth in this Section 15.02 have been satisfied as to such Note (or portion thereof), and the Person in whose name any shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the Person in whose name the shares are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note is surrendered.

          Any Note or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless the Company has specified a Designated Event Purchase Date or an Automatic Conversion Date during such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that such payment may be reduced by the amount of any existing payment default in respect of such Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Note at the close of business on such Regular Record Date. Except as provided above in this Section 15.02 or in Section 15.12, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article Fifteen.

          SECTION 15.03.    Cash Payments in Lieu of Fractional Shares.    If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. In respect of any fractional share of stock that otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash based upon the current market price thereof or the Company shall, at its option, round such fraction up to the nearest whole number of shares for issuance upon conversion. For purposes of this Section 15.03, the "current market price" of a share of Common Stock shall be the Closing Sale Price on the last Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

          SECTION 15.04.    Conversion Rate.    Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock (the "Conversion Rate") specified in the form of Note attached as Exhibit A hereto, subject to adjustment as provided in this Article Fifteen.

          SECTION 15.05.    Adjustment of the Conversion Rate.    The Conversion Rate shall be adjusted from time to time by the Company as follows:

            (a)   In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the

    Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                (i)  the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

               (ii)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

    such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 15.05 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            (b)   In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                (i)  the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

               (ii)  the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

            Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (c)   In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (d)   In case the Company shall pay a cash dividend to all holders of its Common Stock or, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets, including cash and securities (any such distribution, a "Distribution"; provided, however, that the term "Distribution" shall not include, and this Section 15.05(d) shall not apply to, (x) any rights or warrants referred to in Section 15.05(b) and (y) any dividend or distribution referred to in Section 15.05(a)), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distribution which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                (i)  the numerator of which shall be the Current Market Price on such Record Date; and

               (ii)  the denominator of which shall be the Current Market Price on such Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Note on the Record Date. If such Distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 15.05 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date. Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of

    Capital Stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

                (i)  the numerator of which shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the "Spinoff Valuation Period") commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences on the Common Stock on the Nasdaq Global Select Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

               (ii)  the denominator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period,

    such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Note on the Record Date with respect to such Distribution.

            Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.05 (and no adjustment to the Conversion Rate under this Section 15.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.05. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

            No adjustment of the Conversion Rate shall be made pursuant to this Section 15.05 in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Notes upon conversion by such Holders of Notes to Common Stock.

            For purposes of this Section 15.05(d) and 15.05(a) and (b), any dividend or distribution to which this Section 15.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 15.05 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 15.05(a) and (b) with respect to such dividend or distribution shall then be made), except

              (A)  the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 15.05(a) and (b) and

              (B)  any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 15.05(a).

            (e)   In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to tendering or exchanging stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                (i)  the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to tendering or exchanging stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

               (ii)  the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

            (f)    For purposes of this Section 15.05, the following terms shall have the meaning indicated:

              (1)   "Current Market Price" shall mean, with respect to any date, the average of the daily Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days immediately preceding the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

      If another issuance, distribution, subdivision or combination to which this Section 15.05 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

              (2)   "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

              (3)   "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (g)   The Company may make such increases in the Conversion Rate, in addition to those required by Section 15.05(a), (b), (c), (d) or (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

            (h)   No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Article Fifteen are not required to be made shall be carried forward and made (i) as part of any subsequent adjustment or (ii) at the time the Company mails a notice of a Designated Event pursuant to Section 10.06(b) or an Automatic Conversion Notice (as defined below) pursuant to Section 15.12. All calculations under this Article Fifteen shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Notes are convertible. The Conversion Rate shall be adjusted only once for a single event or occurrence that would require an adjustment under more than one of Section 15.05(a), (b), (c), (d) or (e).

            (i)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have actual knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (j)    In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.05, (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other consideration issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 15.03. For purposes of this Section 15.05(j), the term "Adjustment Event" shall mean:

                (i)  in any case referred to in clause (1) hereof, the occurrence of such event,

               (ii)  in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

               (ii)  in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

              (iv)  in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

            (k)   For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          SECTION 15.06.    Effect of Reclassification, Consolidation, Merger or Sale.    If any of the following events occur (each, a "Business Combination"): (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Notes been converted into Common Stock (without giving effect to any adjustment to the Conversion Rate with respect to a Business Combination constituting a Change in Control) immediately prior to such Business Combination, except that such Holders will not receive the Additional Shares if such Holder does not convert during the period set forth in the second paragraph of Section 15.01. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Notes shall be convertible from and after the effective date of such Business Combination into the form of consideration received in such Business Combination by Holders of the greatest number of shares of Common Stock who made a given election with respect to the form of consideration. The Company may not become a party to any Business Combination unless its terms are consistent with this Section 15.06. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Fifteen. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in Section 10.06 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Notes into shares of Common Stock prior to the effective date of the Business Combination.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 15.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

          If this Section 15.06 applies to any event or occurrence, Section 15.05 shall not apply.

          SECTION 15.07.    Taxes on Shares Issued.    The issue of shares on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such shares unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 15.08.    Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.    The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion. Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

          The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company further covenants that as long as the Common Stock is approved for trading on the Nasdaq Global Select Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Notes to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Notes to be so listed and remain listed.

          SECTION 15.09.    Responsibility of Trustee.    The Trustee and any Conversion Agent shall have no duty, responsibility or liability to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note, and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article Fifteen.

          SECTION 15.10.    Notice to Holders Prior to Certain Actions.    If:

            (a)   the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings);

            (b)   the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 15.05(d));

            (c)   there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d)   there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

    then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of the Notes pursuant to Section 10.02, and shall caused to be mailed to each Holder of Notes, at their last addresses as they shall appear on the Security Register of the Company as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. The Company shall also disseminate a press release through Dow Jones & Company Inc., Bloomberg Business News, PR Newswire or another comparable news service containing this information.

          SECTION 15.11.    Rights Issued in Respect of Common Stock Issued Upon Conversion.    If the Company has a stockholder rights plan in effect on any Conversion Date, the Company shall issue, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock at the time of conversion, in which case the Conversion Rate will be adjusted as if the Company had distributed to all holders of the Common Stock, shares of the Capital Stock, evidences of indebtedness or assets as set forth in Section 15.05, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          SECTION 15.12.    Automatic Conversion.

          (a)   If at any time following the date of original issuance of the Notes and on or prior to the Stated Maturity, the Closing Sale Price exceeds 222.2% of the Conversion Price then in effect for at least twenty (20) Trading Days in any thirty (30) consecutive Trading Day period (an "Automatic Conversion Event"), the Notes shall automatically convert into shares of Common Stock at the then applicable Conversion Rate on the Automatic Conversion Date (as defined below) specified in the Automatic Conversion Notice (as defined below) (the "Automatic Conversion").

          (b)   Following the occurrence of an Automatic Conversion Event, at the request and expense of the Company, the Trustee shall mail or cause to be mailed to each Holder notice (the "Automatic Conversion Notice") of the Automatic Conversion Event, which notice shall specify the date designated by the Company for the Automatic Conversion to become effective (such effective date, the "Automatic Conversion Date"). The Automatic Conversion Date shall be no less than three (3) Business Days after the date of the Automatic Conversion Notice. If the Company gives such notice, it shall also deliver a copy of such Automatic Conversion Notice to the Trustee. Such mailing shall be by first class mail. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

          (d)   Each Automatic Conversion Notice shall state:

            (1)   the CUSIP number of the Notes being automatically converted,

            (3)   the Automatic Conversion Date,

            (4)   that on and after said date Interest thereon will cease to accrue,

            (5)   the place or places where the Securities are to be surrendered for conversion, and

            (6)   the Conversion Price then in effect.

          (e)   Prior to or contemporaneous with the mailing of an Automatic Conversion Notice to the Holders, the Company shall disseminate a press release containing the information contained in the Automatic Conversion Notice through Dow Jones & Company, Bloomberg Business News, PR Newswire or another comparable news service.

          (f)    In the event of an Automatic Conversion, the Company shall issue and deliver (i) shares of Common Stock, (ii) any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion of the Notes and (iii) accrued and unpaid interest on the Notes to, but excluding, the Automatic Conversion Date, for payment to the Holders as promptly as practicable following the Automatic Conversion Date, but in no event later than the close of business on the third next succeeding Business Day following such Automatic Conversion Date. If such Automatic Conversion Date is after a Regular Record Date or a Special Record Date but on or prior to the corresponding Interest Payment Date or a Defaulted Interest payment date, however, then the Company shall pay the interest payable on such date to the Person in whose name the Note is registered at the close of business on the relevant Regular Record Date or Special Record Date.

          (g)   All Notes subject to an Automatic Conversion shall be delivered to the Trustee or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same.

          (h)   As of the Automatic Conversion Date, Interest on the Notes shall cease to accrue and the Holders thereof shall have no right in respect of such Notes except the right to receive the Common Stock and cash, if any, and accrued and unpaid interest to which they are entitled pursuant to this Section 15.12.

          (i)    If any of the provisions of this Section 15.12 are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern."

ARTICLE VIII

MISCELLANEOUS

        SECTION 8.1.    Application of First Supplemental Indenture.    Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.

        SECTION 8.2.    Benefits of First Supplemental Indenture.    Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any Person other than a Holder of the Notes, the Company or the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this First Supplemental Indenture.

        SECTION 8.3.    Effective Date.    This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

        SECTION 8.4.    Governing Law.    This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

        SECTION 8.5.    Counterparts.    This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 8.6.    Trustee Not Responsible for Recitals or Issuance of Securities.    The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, INC.
By:
Name: Title:
THE BANK OF NEW YORK MELLON, as Trustee
By:
Name: Title:

EXHIBIT A
(Face of Security)

[Global Securities Legend]

        [The following legend shall appear on the face of each Global Security: THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

        [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

No. 1

CUSIP [                        ]

Level 3 Communications, Inc.

15% CONVERTIBLE SENIOR NOTE DUE 2013

Level 3 Communications, Inc. promises to pay to                        , or registered assigns, the principal sum of                                    Dollars on January 15, 2013.

Interest Payment Dates:        January 15 and July 15, commencing January 15, 2009
Regular Record Dates:        January 1 and July 1

Dated: [                        ], 2008

Level 3 Communications, Inc.
By:
Name: Title:

Certificate of Authentication

This is one of the Convertible Senior Notes referred to in the within-mentioned Indenture.

Date: [                        ], 2008

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

2

(Back of Security)

3

Level 3 Communications, Inc.

15% CONVERTIBLE SENIOR NOTE DUE 2013

1.
INTEREST. Level 3 Communications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2009. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from [                        ], 2008. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.
METHOD OF PAYMENT. The Company will pay interest on the Notes (except Defaulted Interest) to the Person in whose name each Note is registered at the close of business on the January 1 or July 1 immediately preceding the relevant Interest Payment Date (each a "Regular Record Date"). The Holder must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, premium, if any, and interest by check payable in such money, and may mail such check to the Holders of the Notes at their respective addresses as set forth in the Security Register of Holders of Notes.

3.
PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Bank of New York Mellon (together with any successor Trustee under the Indenture referred to below, the "Trustee") will act as Paying Agent, Conversion Agent and Security Registrar. The Company may change the Paying Agent, Conversion Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4.
INDENTURE. This is one of a duly authorized issue of securities of the Company designated as its "15% Convertible Senior Notes Due 2013" issued under an indenture dated as of [                        ], 2008 (the "Base Indenture"), between the Company and the Trustee, and a supplemental indenture dated as of [                        ], 2008 (the "Supplemental Indenture"), between the Company and the Trustee (the Base Indenture as supplemented by the Supplemental Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are unsecured and unsubordinated obligations of the Company limited to (except as otherwise provided in the Indenture) up to $500,000,000 in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

5.
[RESERVED].

6.
DESIGNATED EVENT. Upon the occurrence of a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Notes at a price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note, with the "Designated Event Purchase Notice" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice

4

  of the Designated Event Offer mailed to Holders as provided in the Indenture, prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date.

7.
DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Security Registrar may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Security Registrar need not exchange or register the transfer of any Note or portion of a Note submitted for repurchase or surrendered for conversion.

8.
PERSONS DEEMED OWNERS. The registered holder of a Note shall be treated as its owner for all purposes.

9.
AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

          Without the consent of any Holder, the Indenture or the Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the Holders of Notes; (b) provide for uncertificated Notes in addition to or in place of certificated Notes; (c) evidence the succession of another Person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Notes as permitted by Section 8.01 of the Indenture; (d) provide for conversion rights or repurchase rights of Holders of Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 8.01 or 15.06 of the Indenture; (e) reduce the Conversion Price; (f) add guarantees with respect to the Notes; (g) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee or to provide for or facilitate the administration of the trusts by more than one Trustee; (h) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (i) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (j) secure the Notes; or (k) permit or facilitate the defeasance and discharge of Notes.

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder): (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) change the stated maturity of the principal of or any installment of interest on, any Note; (c) reduce the principal amount of any Note or the rate or amount of interest thereon or alter the provisions with respect to the purchase of Notes at the option of the Holders upon a Designated Event in a manner adverse to the Holders thereof; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration) or of a Designated Event Payment; (e) make the principal of, or interest on, any Note payable in money other than as provided for in the Indenture and in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes; (g) make any

5

  adverse change to the abilities of Holders of Notes to enforce their rights under the Indenture; (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Note; or (i) except as permitted by the Indenture (including Section 9.01(9)), increase the Conversion Price, or modify the provisions of the Indenture relating to conversion of the Notes in a manner adverse to the Holders thereof or otherwise impair the right of Holders to convert their Notes, upon the terms established pursuant to or in accordance with the provisions of the Indenture.

10.
DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of, or premium, if any, on the Notes, when due at maturity, upon repurchase, upon acceleration or otherwise; (b) default for 30 days or more in payment of any installment of interest on the Notes; (c) default in the payment of the Designated Event Payment in respect of the Notes on the date therefor or failure to provide timely notice of a Designated Event; (d) default by the Company (other than a default set forth in clause (a), (b) or (c) above) for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (e) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Material Subsidiaries (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a "Payment Default"), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 (or its foreign currency equivalent) or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after notice; (f) failure by the Company or any Material Subsidiary of the Company to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25,000,000 (or its foreign currency equivalent), which judgments are not stayed, bonded or discharged within 60 days after their entry; (g) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary; or (h) default for more than 5 Business Days of the delivery of shares of Common Stock upon conversion of the Notes. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Notes become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except, among other things, a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

11.
TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

6

12.
NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

13.
AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.
ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

15.
CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Note has the right (upon delivery to the Company of the HSR Certificate (a form of which is attached to the Notes)) at any time on or before the close of business on the Stated Maturity date (or in case this Note or any portion hereof is subject to a duly completed election for repurchase, on or before the close of business on the Business Day immediately preceding the Designated Event Purchase Date (unless the Company defaults in payment due upon repurchase or such Holder elects to withdraw the submission of such election to repurchase)) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of common stock of the Company ("Common Stock") obtained by dividing the principal amount of the Note or portion thereof to be converted by the conversion price of $1.80 per share (the "Conversion Price") (which is equivalent to a conversion rate of 555.5556 shares per $1,000 of notes (the "Conversion Rate"), as adjusted from time to time as provided in the Indenture), upon surrender of this Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date (unless a Designated Event Purchase Date or an Automatic Conversion Date has been specified by the Company during such period), also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company's assets.

          The Notes shall automatically convert (the "Automatic Conversion") on the Automatic Conversion Date (as defined below) into shares of Common Stock at the then applicable Conversion Rate (plus accrued and unpaid interest on the Notes to, but excluding, the Automatic Conversion Date), if at any time following the date of original issuance of the Notes and on or prior to the State Maturity the Closing Sale Price (as defined in the Indenture) per share of the Common Stock exceeds 222.2% of the Conversion Price then in effect for at least twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (an "Automatic

7

  Conversion Event"). Following the occurrence of an Automatic Conversion Event, at the request and expense of the Company, the Trustee shall mail or cause to be mailed to each Holder notice (the "Automatic Conversion Notice") of the Automatic Conversion Event, which notice shall specify the date designated by the Company for the Automatic Conversion to become effective (such effective date, the "Automatic Conversion Date"). The Automatic Conversion Date shall be no less than three (3) Business Days after the date of the Automatic Conversion Notice.

          The Conversion Rate on any Notes converted in connection with certain specified Changes in Control as designated in the Indenture may be increased by an amount, if any, determined in accordance with Article Fifteen of the Indenture.

          The Company shall, in respect of fractional shares representing fractions of shares of Common Stock upon any such conversion, make an adjustment in cash based upon the current market price of the Common Stock on the last Trading Day prior to the date of conversion or round such fraction up to the nearest whole number of shares.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Vice President, Investor Relations, or by telephone at (720) 888-1000.

          The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

8

FORM OF CONVERSION NOTICE

To: Level 3 Communications, Inc.

        The undersigned owner of the Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Level 3 Communications, Inc., in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the owner hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Note.

Dated:

Fill in for registration of shares if to be delivered, and Notes if to be issued, other than to and in the name of the owner (Please Print):	Signature

Principal amount to be converted (if less than all):

(Name)	$ ,000

(Street Address)	Social Security or other Taxpayer Identification Number

(City, State and Zip Code)
Signature Guarantee:

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

9

ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to
(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Date:

Medallion Signature Guarantee:

10

DESIGNATED EVENT PURCHASE NOTICE

        If you wish to have this Note repurchased by the Company pursuant to Section 10.06 of the Indenture, check the Box: ☐

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.06 of the Indenture, state the amount (in multiples of $1,000): $                        .

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Medallion Signature Guarantee:

11

HSR ACT CERTIFICATE

        To: Level 3 Communications, Inc.

        The undersigned beneficial owner of this Note (the "Owner") has delivered herewith a conversion notice pursuant to which it is irrevocably exercising the option to convert this Note, or portion hereof designated in such conversion notice, into shares of Common Stock of Level 3 Communications, Inc. (the "Company"), in accordance with the terms of the Indenture referred to in this Note. As a condition to the Company's obligation to effect such conversion pursuant to the term of Indenture, the undersigned Owner of the Note, represents and warrants to the Company as follows:

        EITHER:

  (1)
  That:

        such Owner or its "ultimate parent entity", if any, is an "institutional investor" (as defined by 16 C.F.R. §802.64(a)) and any entity controlled by such Owner, or its "ultimate parent entity", if any, that holds Voting Stock is an "institutional investor".

        such Owner or its "ultimate parent entity" (as defined by 16 C.F.R. §801.1(a)(3)), if any, is acquiring Common Stock issuable on the conversion of its Note or a portion of the principal amount thereof (i) for its own account, (ii) in the ordinary course of business and (iii) "solely for the purpose of investment" (as defined by 16 C.F.R. §801.1(i)(1)), and as a result of such acquisition, such Owner, or its "ultimate parent entity", if any, including the holdings of its controlled subsidiaries, will hold fifteen percent (15%) or less of the outstanding Voting Stock.

  OR

        (2)   That such Owner or its "ultimate parent entity", if any, is acquiring Common Stock issuable on the conversion of its Note or a portion of the principal amount thereof "solely for the purpose of investment" (as defined in 16 C.F.R. §801.1(i)(1)), and as a result of such acquisition, such Owner, or its "ultimate parent entity", if any, including the holdings of its controlled subsidiaries, will hold ten percent (10%) or less of the outstanding Voting Stock.

        OR

        (3)   That such Owner has filed with the Federal Trade Commission and the United States Department of Justice all reports and other documents required to be filed under the HSR Act with respect to the Common Stock issuable upon conversion of the Note and the applicable waiting period with the HSR Act shall have expired or been terminated.

        OR

        (4)   That as a result of the conversion of its Note, such Owner or its "ultimate parent entity", if any, will hold Voting Stock of the Company valued at not more than $63.1 million, as determined pursuant to 16 C.F.R. Section 801.13.

12

        Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the First Supplemental Indenture, dated as of [                        ], 2008, by and between Level 3 Communications, Inc. and The Bank of New York Mellon.

Certificate Number:

Date:

Name of Owner:

By:
Name: Title:

13

QuickLinks

  Exhibit (b)(1)
ARTICLE II EVENTS OF DEFAULT
ARTICLE III CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE
ARTICLE IV SUPPLEMENTAL INDENTURES
ARTICLE V PURCHASE AT OPTION OF HOLDERS UPON A DESIGNATED EVENT; LIMITATION ON LIENS
ARTICLE VI COMPANY REPORTS
ARTICLE VII CONVERSION OF SECURITIES
ARTICLE VIII MISCELLANEOUS